Additional Contract Specifications

Rider: Guaranteed Lifetime Withdrawal Benefit with Guaranteed Growth	Rider Effective Date: [September 1, 2011]
Covered Life (Annuitant): [William Penn]	Age of Covered Life: [45]
[Covered Life (Joint Annuitant):] [Elisabeth Penn]	[Age of Covered Life:] [45]

Issue Age Requirements:

Single Life Guarantee	Minimum Issue Age	Maximum Issue Age
Covered Life	[35]	[80]

Joint Life Guarantee	Minimum Issue Age	Maximum Issue Age
Older Covered Life	[35]	[85]
Younger Covered Life	[35]	[80]

Issue age for the Rider is determined by the Age Nearest Birthday of the Covered Life(ves).

Guaranteed Growth Increase:

Growth Rate	[8%]
Guaranteed Growth Period (number of Contract Years)	[10]

Withdrawal Benefit Base:

Maximum Withdrawal Benefit Base	[$10,000,000]

Lifetime Withdrawal Rates:

Actual Age at the start of Withdrawal Phase		Lifetime Withdrawal
At Least	But Less Than	Rate
55	65	[4.00%]
65	75	[5.00%]
75 and over	[6.00%]
Age at which Lifetime Withdrawal Guarantee becomes available		[55]

Withdrawal Benefit Base Enhancement True-Up:

Withdrawal Benefit Enhancement True-Up Waiting Period	[36 months]
Withdrawal Benefit Enhancement True-Up Percentage	[100%]

Rider Charge:

Initial Rider Charge:	[1.05%]
Maximum Rider Charge:	[2.00%]
Maximum Rider Charge Increase*:	[0.50%]
Dates on which Rider Charge is deducted:	[February 28]
[May 31]
[August 31]
[November 30]

*per increase

The Rider Charge is the annual percentage of the Withdrawal Benefit Base and is assessed quarterly while there is Contract Value. The initial Rider Charge is in effect on the Rider Effective Date and is guaranteed under the conditions stated in the Contract. Utilization of Step-Ups, changes to investment allocations, or other changes may increase the Rider Charge, and the Rider Charge can be changed by the Company. All Rider Charge changes are subject to the Maximum Rider Charge and the Maximum Rider Charge Increase.

ICC11-ACS.GLWB-C

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Additional Contract Specifications (continued)

Investment Allocation Options:

At the present time, allocation of funds to Fixed Interest Options is not permitted with the presence of the Guaranteed Lifetime Withdrawal Benefit with Guaranteed Growth Rider specified in the Schedule of Optional Benefits, and a limited number of variable Subaccounts is available with the presence of this Rider. This list is subject to change, and the Contract Owner will be notified in writing 60 days prior to any such change. If the Company changes the investment allocation program in the future, the new investment allocation program will apply to existing and new purchasers of this benefit. The Company reserves the right to add or change limitations and the way they are administered in the future.

Once the investment allocation restrictions become effective, the Contract Owner must choose new allocations that satisfy the investment restrictions. If the Contract Owner does not choose new allocations that satisfy the investment restrictions, and every attempt has been made by the Company to obtain new allocations from the Contract Owner but the Company is unable to do so, any funds remaining in restricted Subaccounts will be transferred to the [Money Market Fund]. If, at the time of transfer, [Money Market Fund] is not offered by the Company as an investment option, funds will be moved to a similar Fund offered by the Company at that time.

Variable Account Options:

Subaccounts available with the Rider:

Penn Series Funds, Inc.

Manager	Fund Name
Independence Capital Management, Inc.	Money Market Fund
Independence Capital Management, Inc.	Limited Maturity Bond Fund
Independence Capital Management, Inc.	Quality Bond Fund
T. Rowe Price Associates, Inc.	High Yield Bond Fund
T. Rowe Price Associates, Inc.	Flexibly Managed Fund
Independence Capital Management, Inc.	Balanced Fund
SSgA Funds Management, Inc.	Index 500 Fund
SSgA Funds Management, Inc.	Small Cap Index Fund
SSgA Funds Management, Inc.	Developed International Index Fund
Independence Capital Management, Inc.	Aggressive Allocation Fund
Independence Capital Management, Inc.	Moderately Aggressive Allocation Fund
Independence Capital Management, Inc.	Moderate Allocation Fund
Independence Capital Management, Inc.	Moderately Conservative Allocation Fund
Independence Capital Management, Inc.	Conservative Allocation Fund

Fixed Account Options: [Allocation of funds to Fixed Interest Options is not permitted with Guaranteed Lifetime Withdrawal Benefit with Guaranteed Growth]

ICC11-ACS.GLWB-C

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